Exhibit (5)

Prudential Defined Income Variable Annuity Application Annuities are issued by Pruco Life Insurance Company	Annuities Service Center

Financial Professionals:

1-800-513-0805

Fax 1-800-576-1217

www.prudentialannuities.com

Regular Mail Delivery

Annuities Service Center

P.O. Box 7960

Philadelphia, PA 19176

Overnight Service, Certified or

Registered Mail Delivery

Prudential Annuities Service Center

2101 Welsh Road

Dresher, PA 19025

☐ Single Designated Life	☐ Spousal Designated Lives

A. TYPE OF OWNERSHIP

Non Entity:	☐ Natural Person(s)
Entity:	☐ Custodian	☐ C Corporation*	☐ S Corporation*	☐ Trust*
*If the Owner is a Trust, Corporation or other entity you must complete and submit the Certificate of Entity form with this application.

B. OWNER

Name (First, Middle, Last, or Trust / Entity)	☐ Male	☐ Female	Birth Date (Mo - Day - Yr)	SSN / TIN
- -

Street Address	City	State	ZIP

Telephone Number

☐ U.S. Citizen	☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

C. CO-OWNER - Not available for entity-owned Annuities or Qualified Annuities. If a Co-owner is elected, then the Spousal Designated Lives option must be chosen above

      Check here to designate the Co-Owners as each other’s Primary Beneficiary.

☐ Name (First, Middle, Last)	☐ Male	☐ Female	Birth Date (Mo - Day - Yr)	SSN / TIN
- -

Street Address	City	State	ZIP

☐ U.S. Citizen	☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

Relationship to Owner:

(Continued)

P-BBND-APP(2/13)	ORD 206386	page 1 of 6

D. ANNUITANT - Complete this Section if the Annuitant is not the Owner.

Name (First, Middle, Last)                    ☐Male   ☐Female                     Birth Date (Mo - Day - Yr)    SSN / TIN

- -

Street Address	City	State	ZIP

☐ U.S. Citizen	☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

■

•	For Custodial IRA contracts, the Custodian must be listed as the Beneficiary.

•	For Qualified contracts (Profit Sharing Plan, 401(k), etc.) other than an IRA, ROTH IRA, SEP-IRA or 403(b), the Plan must be listed as the Beneficiary.

Indicate classifications of each Beneficiary Percentage. of benefit or all Primary Beneficiaries must total 100%. Percentage of benefit for all Contingent Beneficiaries must total 100%. If the Co-Owners have been chosen as each other’s Primary Beneficiary, then only Contingent Beneficiaries may be designated below.

Name (First, Middle, Last)	☐Male ☐Female	Birth Date (Mo - Day - Yr)
- -

☐ Primary	Relationship	SSN/TIN	Percentage
☐ Contingent				%

Name (First, Middle, Last)	☐Male ☐Female	Birth Date (Mo - Day - Yr)
- -

☐ Primary	Relationship	SSN/TIN	Percentage
☐ Contingent				%

Name (First, Middle, Last)	☐Male ☐Female	Birth Date (Mo - Day - Yr)
- -

☐ Primary	Relationship	SSN/TIN	Percentage
☐ Contingent				%

■

A. TYPE OF CONTRACT TO BE ISSUED

☐ Non-Qualified ☐ SEP-IRA*	☐- Roth 401(k)*(Plan Year)	☐- 457(b)*(gov’t. entity)

☐- 401*(Plan Year)	☐- IRA ☐ Roth IRA ☐-403(b)*	☐- 457(b)*(501(c) tax-exempt)

☐ Other

*The following information is required if the contract being requested is an employer plan.

Employer Plan No. (if available)	Employer Plan Phone No.

Employer Plan Name	Employer Plan Contact Name

Street Address	City	State	ZIP

(Continued)

P-BBND-APP(2/13)	ORD 206386	page 2 of 6

B. PURCHASE PAYMENTS

Make all checks payable to Pruco Life Insurance Company. Purchase Payment amounts may be restricted by Pruco Life; please see your prospectus for details.

Your purchase payment(s) will be allocated 100% to the AST Long Duration Bond Portfolio. SOURCE OF FUNDS

Non-Qualified	SEP-IRA	403(b)	Traditional IRA	401(a)	Roth IRA	401(k)

Other

QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial estimated payment(s).			NON-QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial estimated payment(s).

Transfer	$		1035 Exchange	$

Rollover	$		Amount Enclosed	$

Direct Rollover	$		CD Transfer or Mutual Fund
			Redemption	$
IRA / Roth IRA
Contribution	$	for tax year

If no year is indicated, contribution defaults to current tax year.

By providing my e-mail address below, and my signature in Section 11 of this application, I consent to receive and accept documents electronically during the duration of my variable annuity contract. These documents include, but are not limited to: account statements, confirmations, privacy notices, tax documents, prospectuses and prospectus supplements, annual and semi-annual reports, proxy statements, and correspondence. This consent will continue unless and until I revoke my consent by notifying Prudential at which time I will begin receiving paper documents by mail. I understand that e-mail notifications will be sent to me, indicating that documents are available, and will include instructions on how to quickly and easily access the documents by going to Prudential’s website.

Certain types of correspondence may still be delivered to you by paper mail. Registration on Prudential’s website is required for electronic delivery. There are no fees charged by Prudential for the e-Documents service or for paper documents. You must have a computer with Internet access, an active e-mail account, and Adobe Acrobat Reader to view your documents electronically. You can download Adobe Acrobat at no charge. See your Internet Service Provider for any other access fees that may apply.

E-mail Address

If not checked we will assume that your answers are “YES” to Perform Contract Maintenance and Provide Investment/Allocation Instructions. For definitions, see Definitions and Disclosures.

DO you authorize your Financial Professional to perform any of the designated activities below?	Yes	No
Please indicate what designated activities you authorize your Financial Professional to have:

Perform Contract Maintenance	Provide Investment/Allocation Instructions

If needed for:	• Special Instructions	• Beneficiaries	• Contingent Annuitant (for custodial business only)
	• Annuity Replacement	• Entity Authorized Individuals

P-BBND-APP(2/13)	ORD 206386	page 3 of 6

Alabama: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.

ALASKA: All statements and descriptions in an application for an insurance policy or annuity contract, or in negotiations for the policy or contract, by or in behalf of the insured or annuitant, shall be considered to be representations and not warranties. Misrepresentations, omissions, concealment of facts, and incorrect statements may not prevent a recovery under the policy or contract unless either (1) fraudulent; (2) material either to the acceptance of the risk, or to the hazard assumed by the insurer; or (3) the insurer in good faith would either not have issued the policy or contract, or would not have issued a policy or contract in as large an amount, or at the same premium or rate, or would not have provided coverage with respect to the hazard resulting in the loss, if the true facts had been made known to the insurer as required either by the application for the policy or contract or otherwise.

ARIZONA: Upon written request an insurer is required to provide, within a reasonable time, factual information regarding the benefits and provisions of the annuity contract to the contract owner.

If for any reason you are not satisfied with this contract, youmay return it to us within 10 days (or 30 days for applicants 65 or older) of the date you receive it. All you have to do is take it or mail it to one of our offices or to the representative who sold it to you, and it will be canceled from the beginning. If this is not a variable contract, any monies paid will be returned promptly. If this is a variable contract, any monies paid will be returned promptly after being adjusted according to state law.

CALIFORNIA: If any Participant(s)/Owner(s) (or Annuitant for entity-owned contracts) is age 60 or older, you are required to complete the “Important Information for Annuities Issued or Delivered in California” form.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages.

Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

KENTUCKY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE, VIRGINIA, and WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company.

Penalties may include imprisonment, fines or a denial of insurance benefits.

MARYLAND: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NORTH CAROLINA: North Carolina residents must respond to this question:

1. Did you receive a prospectus for this annuity?
☐ Yes ☐ No

2. Do you believe the annuity meets your financial objectives and anticipated future financial needs?
☐ Yes ☐ No

OHIO: Any persn who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

OKLAHOMA: WARNING — Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

OREGON and VERMONT: — Any person who knowingly presents a materially false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

ALL OTHER STATES: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

•

I represent that the Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and

•	I acknowledge that the Annuity for which I am applying may not be traded on any stock exchange or secondary market; and
•	I represent that I am not being compensated in any way for the purchase of the Annuity for which I am applying; and
•

I understand that if I have purchased another Non-Qualified Annuity from Pruco Life or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and

•	This variable annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and
•

I understand that annuity payments, benefits or surrender values, when based on the investment experience of the separate account investment option(s), are variable and not guaranteed as to a dollar amount; and

•	I represent to the best of my knowledge and belief that the statements made in this application are true and complete; and
•	I acknowledge that I have received a current prospectus for this annuity.

P-BBND-APP(2/13)	ORD 206386	page 4 of 6

SECTION 10 ■ OWNER & FINANCIAL PROFESSIONAL - REPLACEMENT INFORMATION

Both the Owner Response and the Financial Professional Response columns must be completed.

Replacement Questions	Owner Response	Financial Professional Response
Does the Owner have any existing individual life insurance policies or annuity contracts? (If yes, a State Replacement Form is required for NAIC model regulation states.)	☐ YES ☐ NO	☐ YES ☐ NO

Will this annuity replace or change any existing individual life insurance policies or annuity contracts?

(If yes, complete the following and submit a State Replacement Form, if required.)

If yes - Company: |                                                             |

Policy #: |                | Year Issued: |                |

	☐ YES ☐ NO	☐ YES ☐ NO

SECTION 11 ■ OWNER SIGNATURE(S)

By signing below and having entered an e-mail address in Section 5, E-Documents, I am providing my informed consent to receive standard regulatory documents and other documents listed in Section 5 by electronic delivery.

(If contract is issued in a State other than the Owner’s State
REQUIRED	State where signed	of Residence , a Contract Situs Form may be required.)

OWNER’S TAX CERTIFICATION (SUBSTITUE W-9)

Under penalty of perjury, I certify that the taxpayer identification number (TIN) I have listed on this form is my correct TIN.

I further certify that the citizenship/residency status I have listed on this form is my correct citizenship/residency status.

☐ I have been notified by the Internal Revenue Service that I am subject to backup withholding due to underreporting of interest or dividends.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGN HERE		- -
	Owner Signature	Month Day Year

If signing on behalf of an entity, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation.

SIGN HERE		- -
	Co-Owner Signature	Month Day Year

SIGN HERE		- -
	Annuitant Signature (if different from Owner)	Month Day Year

P-BBND-APP(2/13)	ORD 206386 | page 5 of 6

Financial Professional Statement

I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current Pruco Life approved sales material.

I certify that I have truly and accurately recorded on this application the information provided by the applicant. I acknowledge that Pruco Life will rely on this statement.

	-	-
Financial Professional Signature	Month	Day	Year

	-	-
Financial Professional Signature	Month	Day	Year

A. FINANCIAL PROFESSIONAL

Name (First, Middle, Last)	Percentage

%

ID Number	Telephone Number	E-mail

Name (First, Middle, Last)	Percentage

%

ID Number	Telephone Number	E-mail

For Financial Professional Use Only. Please contact your home office with any questions.
☐ Option A ☐ Option B

B. BROKER/DEALER

Name

For Broker/Dealer Use Only
	Networking No.	Annuity No. (If established)

P-BBND-APP(2/13)	ORD 206386	page 6 of 6